SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZipRealty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3319956

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1555, Emeryville, California, 94608

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-115657

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

     ZipRealty, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-115657), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2004 or subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

     The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.1(a)*	Amended and Restated Certificate of Incorporation of the Registrant, as in effect upon the completion of the offering

3.2(a)*	Bylaws of the Registrant, as in effect upon completion of the offering

4.1*	Form of the Registrant’s Common Stock Certificate

10.5*	Fifth Amended and Restated Investors’ Rights Agreement dated December 17, 2002

*	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form S-1 filed on May 20, 2004, as amended (File No. 333-115657).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2004	ZIPREALTY, INC.
	By:	/s/ Gary M. Beasley
Gary M. Beasley
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1(a)*	Amended and Restated Certificate of Incorporation of the Registrant, as in effect upon the completion of the offering

3.2(a)*	Bylaws of the Registrant, as in effect upon completion of the offering

4.1*	Form of the Registrant’s Common Stock Certificate

10.5*	Fifth Amended and Restated Investors’ Rights Agreement dated December 17, 2002

*	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement on Form S-1, Inc. filed on May 20, 2004, as amended (File No. 333-115657).